UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2020

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Vitruvian Way, Suite 1152, Addison, Texas 75001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 803-5337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Geneva Roth Convertible Note Transaction

On May 19, 2020, American International Holdings Corp. (the “Company”, “we” or “us”) entered into a Securities Purchase Agreement with Geneva Roth Remark Holdings, Inc., an accredited investor (“Geneva Roth”), pursuant to which the Company sold Geneva Roth a convertible promissory note in the principal amount of $53,000 (the “Geneva Roth Note”). The Geneva Roth Note accrues interest at a rate of 8% per annum (22% upon the occurrence of an event of default) and has a maturity date of May 19, 2021.

The Company has the right to prepay the Geneva Roth Note at any time during the first six months the note is outstanding at the rate of (a) 120% of the unpaid principal amount of the note plus interest, during the first 90 days the note is outstanding, (b) 125% of the unpaid principal amount of the note plus interest between days 91 and 120 after the issuance date of the note, (c) 130% of the unpaid principal amount of the note plus interest between days 121 and 150 after the issuance date of the note, and (d) 134% of the unpaid principal amount of the note plus interest between days 151 and 180 after the issuance date of the note. The Geneva Roth Note may not be prepaid after the 180th day following the issuance date.

Geneva Roth may in its option, at any time beginning 180 days after the date of the note, convert the outstanding principal and interest on the Geneva Roth Note into shares of our common stock at a conversion price per share equal to 61% of the lowest daily volume weighted average price (“VWAP”) of our common stock during the 10 days trading days prior to the date of conversion. We agreed to reserve a number of shares of our common stock equal to 6 times the number of shares of common stock which may be issuable upon conversion of the Geneva Roth Note at all times.

The Geneva Roth Note provides for standard and customary events of default such as failing to timely make payments under the Geneva Roth Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTC Markets. The Geneva Roth Note also contains customary positive and negative covenants. The Geneva Roth Note includes penalties and damages payable to Geneva Roth in the event we do not comply with the terms of such note, including in the event we do not issue shares of common stock to Geneva Roth upon conversion of the note within the time periods set forth therein. Additionally, upon the occurrence of certain defaults, as described in the Geneva Roth Note, we are required to pay Geneva Roth liquidated damages in addition to the amount owed under the Geneva Roth Note (including in some cases up to 300% of the amount of the note and in other cases the value of the shares which Geneva Roth could have been issued upon the full conversion of the note after including default fees equal to 150% of the amount of such note).

The Geneva Roth Note includes a most favored nations provision which allows Geneva Roth the right to modify the Geneva Roth Note to provide for any more favorable terms offered in any future financing transaction, subject to certain limited exceptions.

At no time may the Geneva Roth Note be converted into shares of our common stock if such conversion would result in Geneva Roth and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

We hope to repay the Geneva Roth Note prior to any conversion. In the event that the Geneva Roth Note is not repaid in cash in its entirety, Company shareholders may suffer significant dilution if, and to the extent that, the balance of the Geneva Roth Note is converted into common stock.

The description of the Geneva Roth Note and Securities Purchase Agreement above is not complete and is qualified in its entirety by the full text of the Geneva Roth Note and Securities Purchase Agreement, filed herewith as Exhibits 10.2 and 10.1, respectively, which are incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Geneva Roth Note is incorporated by reference in its entirety into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, which disclosures are incorporated by reference in this Item 3.02 in their entirety, on May 19, 2020, we sold Geneva Roth the Geneva Roth Note in the principal amount of $53,000. The Geneva Roth Note is convertible into our common stock at a discount to the trading price of our common stock as described in greater detail above. We claim an exemption from registration for the issuance of such convertible notes pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not involve a public offering, the recipients were (i) “accredited investors”; and/or (ii) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Assuming no event of default occurs under the Geneva Roth Note, the principal amount, and accrued interest on the Geneva Roth Note through maturity, could, 180 days following the date of the note, convert into a maximum of 347,541 shares of our common stock, based on a conversion price equal to $0.1525 per share (a 39% discount to the $0.25, lowest VWAP in the 10 trading days prior to the filing date of this Report), which amount is subject to change (and increase) based on the lowest VWAP during the 10 days trading days prior to, and including, the date of conversion and the other terms of the note.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement between Geneva Roth Remark Holdings, Inc. and American International Holdings Corp., dated May 19, 2020
10.2	$53,000 Convertible Promissory Note between Geneva Roth Remark Holdings, Inc. and American International Holdings Corp., dated May 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: May 29, 2020	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement between Geneva Roth Remark Holdings, Inc. and American International Holdings Corp., dated May 19, 2020
10.2	$53,000 Convertible Promissory Note between Geneva Roth Remark Holdings, Inc. and American International Holdings Corp., dated May 19, 2020